Exhibit 1.2

PRICING AGREEMENT

March 1, 2024

Mizuho Securities USA LLC

Morgan Stanley & Co. International plc

SMBC Nikko Securities America, Inc.

Merrill Lynch International

As Representatives of the several Underwriters named in Schedule I hereto

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

United States of America

c/o Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

c/o SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, NY 10172

United States of America

c/o Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Ladies and Gentlemen:

MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated March 1, 2024 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the principal amounts of its Securities specified in Schedule I hereto.

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time, and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. A reference to the Indenture shall be deemed to refer to the Indenture, dated as of November 9, 2001, between the Company and The Bank of New York Mellon Trust Company,

N.A. (the “Trustee,” as successor to J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)), as supplemented by a thirty-ninth supplemental indenture (the “Thirty-Ninth Supplemental Indenture”), a fortieth supplemental indenture (the “Fortieth Supplemental Indenture”), a forty-first supplemental indenture (the “Forty-First Supplemental Indenture”), a forty-second supplemental indenture (the “Forty-Second Supplemental Indenture”), a forty-third supplemental indenture (the “Forty-Third Supplemental Indenture”), a forty-fourth supplemental indenture (the “Forty-Fourth Supplemental Indenture”) and a forty-fifth supplemental indenture (the “Forty-Fifth Supplemental Indenture” and, together with the Thirty-Ninth Supplemental Indenture, the Fortieth Supplemental Indenture, the Forty-First Supplemental Indenture, the Forty-Second Supplemental Indenture, the Forty-Third Supplemental Indenture and the Forty-Fourth Supplemental Indenture, the “Supplemental Indentures”), each between the Company and the Trustee, and each to be dated as of March 7, 2024. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Securities pursuant to the Underwriting Agreement are designated as the “Joint Book-Running Managers” at the end of Schedule II hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the principal amounts of Securities set forth opposite the name of such Underwriter in Schedule I hereto. The date of the issuance, sale and delivery of the Securities is the “Settlement Date” set forth on Schedule II hereto and such date shall be considered a Closing Date under the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages follow]

2

Very truly yours,

METLIFE, INC.

By:	/s/ John Hall
Name: John Hall
Title: Executive Vice President and
Treasurer

[Signature Page to Pricing Agreement]

Accepted as of the date hereof on behalf of each of the Underwriters:

MIZUHO SECURITIES USA LLC

By:	/s/ Robert Fahrbach
Name: Robert Fahrbach
Title: Managing Director

[Signature Page to Pricing Agreement]

MORGAN STANLEY & CO. INTERNATIONAL PLC

By:	/s/ Kathryn McArdle
Name: Kathryn McArdle
Title: Executive Director

[Signature Page to Pricing Agreement]

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Thomas Bausano
Name: Thomas Bausano
Title: Managing Director

[Signature Page to Pricing Agreement]

MERRILL LYNCH INTERNATIONAL

By:	/s/ Jeff Tannenbaum
Name: Jeff Tannenbaum
Title: Managing Director

[Signature Page to Pricing Agreement]

SCHEDULE I

TO PRICING AGREEMENT

Underwriters	Principal Amount of Notes to be Purchased
Mizuho Securities USA LLC	¥23,630,000,000
Morgan Stanley & Co. International plc	¥20,240,000,000
SMBC Nikko Securities America, Inc.	¥20,240,000,000
Merrill Lynch International	¥20,230,000,000
BNP Paribas	¥4,490,000,000
Deutsche Bank Securities Inc.	¥4,490,000,000
The Toronto-Dominion Bank	¥4,490,000,000
The Bank of Nova Scotia, Singapore Branch	¥2,810,000,000
Société Générale	¥2,810,000,000
U.S. Bancorp Investments, Inc.	¥2,810,000,000
Guzman & Company	¥2,020,000,000
Independence Point Securities LLC	¥2,020,000,000
Multi-Bank Securities, Inc.	¥2,020,000,000

Total	¥112,300,000,000

Schedule I - 1

SCHEDULE II

TO PRICING AGREEMENT

Filed pursuant to Rule 433

Relating to

Preliminary Prospectus Supplement dated February 26, 2024 to

Prospectus dated November 17, 2022

Registration Statement No. 333-268442

MetLife, Inc.

¥7,100,000,000 1.009% Senior Notes due 2029

¥23,100,000,000 1.415% Senior Notes due 2031

¥16,700,000,000 1.670% Senior Notes due 2034

¥11,200,000,000 1.953% Senior Notes due 2039

¥15,500,000,000 2.195% Senior Notes due 2044

¥23,500,000,000 2.390% Senior Notes due 2054

¥15,200,000,000 2.448% Senior Notes due 2059

Final Term Sheet

March 1, 2024

The information in this final term sheet relates to the offering of the securities specified herein and should be read together with the preliminary prospectus supplement dated February 26, 2024 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and the accompanying prospectus dated November 17, 2022, filed pursuant to Rule 424(b) under the Securities Act of 1933 (Registration Statement File No. 333-268442). This final term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Capitalized terms used but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

Issuer:	MetLife, Inc. (“Issuer”)

Schedule II - 1

Securities:

1.009% Senior Notes due 2029 (the “2029 Notes”)

1.415% Senior Notes due 2031 (the “2031 Notes”)

1.670% Senior Notes due 2034 (the “2034 Notes”)

1.953% Senior Notes due 2039 (the “2039 Notes”)

2.195% Senior Notes due 2044 (the “2044 Notes”)

2.390% Senior Notes due 2054 (the “2054 Notes”)

2.448% Senior Notes due 2059 (the “2059 Notes” and, together with the 2029 Notes, the 2031 Notes, the 2034 Notes, the 2039 Notes, the 2044 Notes and the 2054 Notes, the “Notes”)

Aggregate Principal Amount:

¥7,100,000,000 (2029 Notes)

¥23,100,000,000 (2031 Notes)

¥16,700,000,000 (2034 Notes)

¥11,200,000,000 (2039 Notes)

¥15,500,000,000 (2044 Notes)

¥23,500,000,000 (2054 Notes)

¥15,200,000,000 (2059 Notes)

Price to the Public:	100% of principal amount

Gross Underwriting Discount:	0.30% (2029 Notes) 0.40% (2031 Notes) 0.45% (2034 Notes) 0.55% (2039 Notes) 0.60% (2044 Notes) 0.70% (2054 Notes) 0.70% (2059 Notes)

Proceeds to Issuer Before Expenses:	¥111,685,650,000

Maturity Date:

March 7, 2029 (2029 Notes)

March 7, 2031 (2031 Notes)

March 7, 2034 (2034 Notes)

March 7, 2039 (2039 Notes)

March 7, 2044 (2044 Notes)

March 6, 2054 (2054 Notes) (short last coupon)

March 7, 2059 (2059 Notes)

Schedule II - 2

Trade Date:	March 1, 2024

Settlement Date**:	March 7, 2024 (T+4 Tokyo business days)

Interest Payment Dates:	Semi-annually in arrears on March 7 and September 7 of each year

Coupon:	1.009% (2029 Notes) 1.415% (2031 Notes) 1.670% (2034 Notes) 1.953% (2039 Notes) 2.195% (2044 Notes) 2.390% (2054 Notes) 2.448% (2059 Notes)

Reference Rate:

0.509% (equivalent to 5-year Swap Mid Rate on Bloomberg “TFPR18”, rounded up to three decimal places) (2029 Notes)

0.665% (equivalent to 7-year Swap Mid Rate on Bloomberg “TFPR18”, rounded up to three decimal places) (2031 Notes)

0.870% (equivalent to 10-year Swap Mid Rate on Bloomberg “TFPR18”, rounded up to three decimal places) (2034 Notes)

1.143% (equivalent to 15-year Swap Mid Rate on Bloomberg “TFPR18”, rounded up to three decimal places) (2039 Notes)

1.345% (equivalent to 20-year Swap Mid Rate on Bloomberg “TFPR18”, rounded up to three decimal places) (2044 Notes)

1.490% (equivalent to 30-year Swap Mid Rate on Bloomberg “TFPR18”, rounded up to three decimal places) (2054 Notes)

1.498% (equivalent to 35-year Swap Mid Rate on Bloomberg “TFPR18”, rounded up to three decimal places) (2059 Notes)

Spread to Reference Rate:	+50 bps (2029 Notes) +75 bps (2031 Notes) +80 bps (2034 Notes) +81 bps (2039 Notes) +85 bps (2044 Notes) +90 bps (2054 Notes) +95 bps (2059 Notes)

Schedule II - 3

Yield to Maturity:	1.009% (2029 Notes) 1.415% (2031 Notes) 1.670% (2034 Notes) 1.953% (2039 Notes) 2.195% (2044 Notes) 2.390% (2054 Notes) 2.448% (2059 Notes)

Denominations:	¥100,000,000 and integral multiples of ¥10,000,000 in excess thereof

Ranking:	Senior Unsecured

Par Call Date:

December 7, 2028 (2029 Notes)

December 7, 2030 (2031 Notes)

September 7, 2033 (2034 Notes)

September 7, 2038 (2039 Notes)

September 7, 2043 (2044 Notes)

September 7, 2053 (2054 Notes)

September 7, 2058 (2059 Notes)

Day Count:	30/360

Business Day Convention:	Following, Unadjusted

Business Day Centers:	New York, London, Tokyo

Governing Law:	New York

CUSIP/ISIN/Common Code:

59156R CF3/XS2777598371/277759837 (2029 Notes)

59156R CG1/XS2777607206/277760720 (2031 Notes)

59156R CH9/XS2777608279/277760827 (2034 Notes)

59156R CJ5/XS2777609830/277760983 (2039 Notes)

59156R CK2/XS2777610846/277761084 (2044 Notes)

59156R CL0/XS2777611497/277761149 (2054 Notes)

59156R CM8/XS2777612206/277761220 (2059 Notes)

Settlement	Euroclear, Clearstream, Luxembourg

MiFID II / UK MiFIR Target Market (MiFID II / UK MiFIR Product Governance) and PRIIPs***:	Manufacturer target market is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document has been prepared as not available to retail in the European Economic Area or the United Kingdom.

Schedule II - 4

Joint Book-Running Managers:	Mizuho Securities USA LLC Morgan Stanley & Co. International plc SMBC Nikko Securities America, Inc. Merrill Lynch International

Senior Co-Managers:	BNP Paribas Deutsche Bank Securities Inc. The Toronto-Dominion Bank

Co-Managers:	The Bank of Nova Scotia, Singapore Branch Société Générale U.S. Bancorp Investments, Inc.

Junior Co-Managers:	Guzman & Company Independence Point Securities LLC Multi-Bank Securities, Inc.

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

** We expect that delivery of the Notes will be made to investors on or about March 7, 2024, which is the fourth Tokyo business day following the date of this term sheet (such settlement being referred to as “T+4”). Under the EU Central Securities Depositories Regulation, trades in the secondary market are required to settle in two London business days, unless the parties to any such trade expressly agree otherwise. Also, under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two New York business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes earlier than the second London business day, or the second New York business day, before March 7, 2024 will be required, by virtue of the fact that the Notes initially will settle T+4, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement, and so should consult their own advisors.

*** MiFID II product governance / Professional investors and ECPs only target market – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU, as amended (“MiFID II”); and (ii) all channels for distribution of these securities to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending these securities (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

UK MiFIR product governance / Professional investors and ECPs only target market – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and

Schedule II - 5

professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) (“UK MiFIR”); and (ii) all channels for distribution of these securities to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending these securities (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distribution subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

The offering of each series of Notes is not conditioned on the completion of the offering of any other series of Notes. The Issuer may sell 2029 Notes, 2031 Notes, 2034 Notes, 2039 Notes, 2044 Notes, 2054 Notes or 2059 Notes, or any combination thereof.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Mizuho Securities USA LLC toll-free at +1 (866) 271-7403, Morgan Stanley & Co. International plc toll-free at +1 (866) 718-1649, SMBC Nikko Securities America, Inc. at +1 (888) 868-6856 or Merrill Lynch International at +1 (800) 294-1322.

Schedule II - 6

SCHEDULE III

TO PRICING AGREEMENT

Underwriters’ Purchase Price of the 2029 Notes: 99.700% of the principal amount thereof

Underwriters’ Purchase Price of the 2031 Notes: 99.600% of the principal amount thereof

Underwriters’ Purchase Price of the 2034 Notes: 99.550% of the principal amount thereof

Underwriters’ Purchase Price of the 2039 Notes: 99.450% of the principal amount thereof

Underwriters’ Purchase Price of the 2044 Notes: 99.400% of the principal amount thereof

Underwriters’ Purchase Price of the 2054 Notes: 99.300% of the principal amount thereof

Underwriters’ Purchase Price of the 2059 Notes: 99.300% of the principal amount thereof

Closing Date: March 7, 2024

Addresses for Notices, etc. to the Representatives:

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

United States of America

c/o Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

c/o SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, NY 10172

United States of America

c/o Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Schedule III - 1